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                                 EXHIBIT 23.2



                             CONSENT OF PLANTE MORAN



      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form SB-2 and related prospectus of Capital Growth Systems, Inc. for the registration of 8,104,893 shares of its common stock and to the incorporation therein of our report dated May 21, 2004 with respect to the financial statements of Frontrunner Network Systems, Corp., for the two year period ending March 31, 2004.



/s/ Plante Moran, PLC
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Plante Moran, PLC



_______________________
January 14, 2005